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                                                                   EXHIBIT 10.55

                                   VANS, INC.
                        DEFERRED COMPENSATION AGREEMENT
                             FOR WALTER SCHOENFELD


                 THIS AGREEMENT is made and entered into, and is effective, as of this 1st day of June 1996, by and between VANS, INC., a Delaware corporation (the "Company"), and WALTER SCHOENFELD (the "Executive"), with reference to the following facts:

                                   WITNESSETH

                 WHEREAS, the Executive is an executive officer and key employee of the Company;

                 WHEREAS, the Company wishes to provide certain deferred compensation for the Executive on the following terms and conditions; and

                 WHEREAS, effective as of the date hereof, the Company has entered into that certain agreement (the "Trust Agreement") creating the TRUST UNDER VANS, INC. DEFERRED COMPENSATION PLAN (the "Trust"), to provide itself with a source of funds for benefits payable by the Company to the Executive hereunder.
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                 NOW, THEREFORE, in consideration of the agreements hereinafter contained, the parties hereto agree as follows:

                                   AGREEMENT

1.       Company Deposits with Trustee.

         (a) Subject to Section 1(b) hereof, on June 1, 1996, and on each June 1 thereafter through and including June 1, 2000, the Company shall deposit with CHEMICAL TRUST COMPANY OF CALIFORNIA, a California corporation ("Trustee"), the sum of Two Hundred Thousand Dollars ($200,000). These amounts shall be held, administered and distributed by the Trustee as provided in the Trust Agreement, a copy of which is attached hereto as Exhibit A. The Company may also contribute to the Trust such additional amounts, and at such additional times, as it in its sole discretion may determine. Except as expressly provided in this Section 1(a), the Company shall have no obligation to make any deposits with the Trustee.

         (b) The Company's annual deposits with the Trustee required pursuant to Section 1(a) hereof shall continue notwithstanding the termination of Executive's employment with the Company (or any subsidiary) on or prior to June 1, 2000; provided, however, that no such deposits shall be made after the date on which Executive's employment with the Company (or any subsidiary) shall terminate for "cause" (as such term is defined in Section 1(c) hereof).





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         (c)     For purposes of Section 1(b) hereof, "cause" shall mean: (i)
Executive's conviction of a felony (which, through the lapse of time or otherwise is not subject to appeal); (ii) Executive's material refusal, failure or neglect for any reason (other than illness or incapacity) to perform his obligations under his Employment Agreement with the Company, or any fraudulent, negligent or willful misconduct by Executive; (iii) Executive's material breach of any of his fiduciary obligations as an executive officer of the Company; or
(iv) Executive's material failure to adhere to the Code of Conduct Rules set forth in the Company's Personal Policies and Procedures Manual, or Employee Handbook, as in existence from time to time. No event specified in subparagraphs (i), (ii) and (iii) above shall give rise to "cause", however, unless Executive is given written notice thereof, and ten (10) days to cure or correct any event otherwise giving rise to "cause".

         (d) The Executive shall have no legal or equitable rights, interest or claim in or to any amounts deposited with the Trustee, or any other assets set aside, segregated or earmarked by the Company to pay deferred compensation to the Executive as provided for herein. The Company's obligations to pay deferred compensation hereunder shall be only unfunded and unsecured promises of the Company to pay money to the Executive in the future. Notwithstanding any contrary provision herein, the Executive's rights hereunder shall be no greater than the rights





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of any other general creditors of the Company to the assets of the Company.

         (e) Any funds deposited with the Trustee shall be invested and reinvested by the Trustee in accordance with the provisions of the Trust.

2.       Payments.

          The Company shall pay to the Executive deferred compensation in the following amounts and at the following intervals:

         (a) Subject to Section 2(b) hereof, the Company shall pay to the Executive, and following the Executive's death, to ESTHER SCHOENFELD (the "Spouse"), if both she shall survive the Executive, and is married to the Executive on the date of his death, a monthly deferred compensation benefit of Eight Thousand Three Hundred Thirty-Three Dollars ($8,333), on the first day of each calendar month commencing July 1, 2001, and ending with the month immediately prior to the month in which occurs the death of (i) the Executive, or (ii) the death of the Spouse, if both she shall survive the Executive, and she is married to the Executive on the date of his death. The monthly payments required pursuant to this Section 2(a) shall be made solely to the Executive for so long as he shall live and, upon his death, such payments shall thereafter be made to the Spouse, if she is then living, for so





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long as she shall live, provided that she is married to the Executive on the date of his death. If the Spouse shall survive the Executive, but not be married to the Executive on the date of his death, then no benefits shall be payable to her following his death, and all payments due hereunder shall cease upon his death.

         (b) Notwithstanding the foregoing provisions of this Section 2, if the Executive's employment with the Company (or any subsidiary) shall terminate for "cause" on or before June 1, 2000, then Company shall have no obligation to make any payments otherwise required hereunder.

         (c) After the payment of all amounts due hereunder any amounts remaining in the Trust shall be repaid to the Company.

3.       Claims.

         (a) The Compensation Committee of the Company (the "Committee") shall be responsible for determining all claims hereunder made by the Executive, the Spouse, or Executive's legal representative (as applicable). Within ninety (90) days after receiving written notice of a claim (or, if there is any reason for delay, within up to one hundred eighty (180) days thereafter, if the claimant is so notified, including notification of the reason therefor), the Committee shall notify the Executive (or the Spouse or Executive's legal representative, as applicable), in writing of its decision concerning any such claim. If the





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decision is adverse to the claimant, the Committee shall advise the claimant of the reasons therefor, of any additional information which must be provided to perfect the claim, why any such information is needed, and of the claimant's right to a hearing with the Committee to review the decision.

         (b) A claimant may request a review of any adverse decision by written request to the Committee made within sixty (60) days after receipt of the decision. The claimant, and the claimant's authorized representatives, may review any pertinent documents and submit written statements of facts, issues, and analyses in connection with such hearing.

         (c) Within thirty (30) days after receiving a request for review, the Committee shall notify the claimant of its decision, the reasons therefor, and the provisions hereof upon which such decision is based.

         (d) The Committee may at any time alter the claims procedure set forth above, so long as the revised claims procedure complies with the Employee Retirement Income Security Act of 1974, as amended, and the regulations issued thereunder.

         (e) The Board and the Committee shall have the full power and authority to interpret, construe and administer this Agreement in their sole discretion based on the provisions of this Agreement. Both the Committee's and the Board's





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interpretations and construction thereof, and actions thereunder, shall be final, binding and conclusive on all persons for all persons. No member of the Board or Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Agreement.

4.       No Funding.

         This Agreement is wholly "unfunded" for United States federal income tax purposes, and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, and shall at all times remain wholly unfunded. The obligations of the Company with respect to all amounts payable hereunder shall be paid out of the Company's general assets, and shall not be secured. The Company has established the Trust solely for the purpose of providing a source for the future payment of such benefits. Such Trust shall be irrevocable, but its assets shall remain subject to the claims of the Company's creditors. To the extent that any benefits provided for hereunder are actually paid from the Trust, the Company shall have no further obligation with respect thereto, but to the extent that they are not so paid, such benefits shall remain the obligation of, and shall be paid by, the Company. The Company may in its sole discretion earmark, set aside or otherwise make additional funding arrangements, solely for the purpose of providing itself with one or more other sources of funds for making future payments due hereunder, but any amounts so identified shall, until distributed, nonetheless





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belong solely to the Company.  This Agreement constitutes a mere promise by the
Company to make payments to the Executive and/or the Spouse in the future. To the extent that any person acquires rights to receive payments from the Company hereunder, such rights shall be no greater than the rights of any unsecured general creditor of the Company.

5.       Fringe Benefits.

         Any deferred compensation payable hereunder shall not be deemed "salary" or other "compensation" to the Executive for purposes of computing any benefits to which he may currently be entitled under any pension plan or other arrangement of the Company for the benefit of its Executives.

6.       Severability.

         If any provision of this Agreement shall be adjudicated illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions hereof, and this Agreement shall be construed and enforced as if such illegal and invalid provision was never a part hereof.

7.       Withholding.

         The Company shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations





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which it may have to withhold any domestic or foreign federal, state or local income, employment, or other taxes incurred by reason of any payments made or to be made pursuant hereto.

8.       Successors and Assigns.

         This Agreement shall be binding upon, and shall inure to the benefit of, the Company, and its successors and assigns, and the Executive, and his heirs, assigns, executors, administrators and legal representatives.

9.       No Alienation.

         Except as provided herein, amounts payable hereunder shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment, execution or levy of any kind, by creditors of the Executive, or any person claiming by or through the Executive.

10.      Applicable Law.

         This Agreement shall be construed in accordance with and governed by the laws of the State of California.

11.      Entire Agreement.





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         This Agreement contains the entire agreement of the parties concerning any unfunded deferred compensation payable by the Company to the Executive, and it supersedes any prior agreement or agreements specifically concerning such subject matter.

12.      Attorneys' Fees.

         If any action or proceeding is commenced to enforce or interpret any of the provisions hereof, then the prevailing party in such action or proceeding shall be entitled to recover his or its reasonable attorneys' fees and costs incurred in connection therewith.

13.      No Continued Employment.

         Nothing contained herein shall be construed as conferring upon the Executive the right to continue in the employ of the Company as an executive or in any other capacity, or to interfere with the Company's right to discharge the Executive pursuant to his Employment Agreement with the Company.





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                 IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Executive has hereunto set his hand, as of the date and year first above-written.

                                      VANS, INC.,
                                      A Delaware Corporation


                                      By: /s/ [ILLEGIBLE]
                                          ----------------------------------
                                          Vice President and General Counsel


                                      EXECUTIVE


                                      By: /s/ WALTER SCHOENFELD
                                          ----------------------------------
                                          WALTER SCHOENFELD





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                                   APPENDIX B

                                Payment Schedule


         Subject to the terms of the Plan, Eight Thousand Three Hundred Thirty Three Dollars ($8,333) to WALTER SCHOENFELD, and then to ESTHER SCHOENFELD if she shall survive him, payable on the first calendar day of each month, commencing July 1, 2001, and continuing uninterrupted until the month next preceding the death of the survivor of WALTER and ESTHER SCHOENFELD; provided, however, that, amounts payable to ESTHER SCHOENFELD following the death of WALTER SCHOENFELD shall be made only if she was married to him at the time of his death.









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